Exhibit 4.2

NUMBER	SHARES
______C

DT ASIA INVESTMENTS LIMITED

INCORPORATED UNDER THE LAWS OF THE BRITISH VIRGIN ISLANDS

ORDINARY SHARES

SEE REVERSE FOR
CERTAIN DEFINITIONS

This Certifies that	CUSIP G2615J 104
is the owner of

 FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF NO PAR VALUE OF

DT ASIA INVESTMENTS LIMITED

transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Company will be forced to liquidate if it is unable to complete an initial business combination within eighteen months from the closing of the Company’s initial public offering, or within twenty-four months if certain criteria are satisfied, all as more fully described in the Company’s final prospectus dated ________ __, 2014.
This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

SEAL
CHAIRMAN	2014	CHIEF EXECUTIVE OFFICER

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT -	_____ Custodian ______
TEN ENT –	as tenants by the entireties		(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors and not as tenants in common Act ______________
(State)

Additional Abbreviations may also be used though not in the above list.

DT ASIA INVESTMENTS LIMITED

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Amended and Restated Memorandum and Articles of Association and all amendments thereto and resolutions of the Board of Directors providing for the issue of Preferred Shares (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

  ordinary shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

___________________________________________________________________________Attorney

to transfer the said shares on the books of the within named Company will full power of substitution in the premises.

Dated

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.
Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust fund only in the event of the Company’s liquidation upon failure to consummate a business combination or if the holder seeks to redeem his shares upon consummation of such business combination or in connection with certain amendments to the Company’s Amended and Restated Memorandum and Articles of Association. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.